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                                                                    Exhibit 99.1

INVESTOR CONTACT:
-----------------
Edward E. Berger, Ph.D.
Vice President for Strategic Planning and Policy
IR Assistant: Christine DeLuca
(978) 646-1411
ir@abiomed.com

MEDIA CONTACT:
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Sara J. Goldstein
Corporate Communications Specialist
(978) 646-1419


FOR IMMEDIATE RELEASE
---------------------


                 ABIOMED ANNOUNCES RESIGNATION OF JOHN F. THERO


         Danvers, MA, January 9, 2003 - ABIOMED, Inc (NASDAQ:ABMD) announced today the resignation of John F. Thero, its Chief Financial Officer, who has decided to pursue a venture-backed opportunity.

         "John Thero served ABIOMED well for more than eight years as CFO and as a member of our senior management team," said ABIOMED's Chief Executive Officer Dr. David M. Lederman. "We thank him for his contributions and wish him well in his new and future endeavors."

         ABIOMED's Controller, Charles B. Haaser, will serve as Acting Chief Financial Officer until a new CFO is named. Dr. Edward E. Berger, Vice President for Strategic Planning and Policy, will assume interim responsibility for Investor Relations.

         Based in Danvers, Massachusetts, ABIOMED, Inc. (pronounced "AB'-EE-O-MED") is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. The Company's AbioCor(R) Implantable Replacement Heart is part of an ongoing initial clinical trial conducted under an Investigational Device Exemption from the United States Food and Drug Administration. The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial. ABIOMED currently manufactures and sells the BVS(R), a heart assist device for the temporary support of all patients with failing but potentially recoverable hearts.

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